SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Wood Avenue, Iselin, New Jersey		08830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Item 12. Results of Operations and Financial Condition.

On April 22, 2004, Engelhard Corporation (the “Company”) issued a press release announcing its earnings for its first quarter of fiscal year 2004. A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 12, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGELHARD CORPORATION
————————————————————
(Registrant)

Date: April 22, 2004	/s/ Michael A. Sperduto
————————————————————
Michael A. Sperduto Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 22, 2004, relating to Engelhard Corporation’s earnings release for the first quarter of 2004.

EXHIBIT (99.1)

News	Contact Ted Lowen (Media) 732-205-6360 Peter Martin (Investor Relations) 732-205-6106 Ref. #C Engelhard Corporation 101 Wood Avenue P.O. Box 770 Iselin, NJ 08830-0770

For immediate release

ENGELHARD REPORTS FIRST-QUARTER RESULTS

ISELIN, NJ, April 22, 2004 – Engelhard Corporation (NYSE: EC) today reported net earnings for the first quarter ended March 31 of $50.3 million, or 40 cents per share, compared with $56.7 million, or 44 cents per share, for the same period a year ago.

              The year-ago quarter included an after-tax benefit of 14 cents per share related to the settlement of a royalty-sharing dispute. It also included charges totaling four cents per share primarily related to productivity actions and two cents to record the cumulative effect of a change in an accounting principle.

              First-quarter sales were $1,040 million compared with $830 million a year ago.

              “Results were solid and generally in line with our expectations for the quarter,” said Barry W. Perry, chairman and chief executive officer.

              Mr. Perry added that operating results in 2004 are expected to offset continued cost headwinds as well as the absence of earnings from Engelhard/CLAL, the company’s French joint venture.

              “Although general economic reports are encouraging, several of our served markets continue to reflect weak demand,” Mr. Perry said. “As a result, we continue to drive productivity improvement as well as aggressive development and growth of value-added technology platforms.”

First-Quarter Operating Results

              Operating earnings from Environmental Technologies were $37.0 million compared with $24.6 million in the year-ago quarter, which included a $5.3 million charge. Excluding last year’s charge, earnings increased 24%. Sales rose 12% to $238 million on increased revenue from automotive and diesel markets, partly offset by lower sales of technologies that control emissions from stationary sources. The increase in sales primarily resulted from favorable exchange rates and the pass-through cost of substrates. Higher earnings were achieved from mobile-source, emission-control technologies as well as from an improved cost base for stationary-source applications.

              Operating earnings from Process Technologies were $16.3 million compared with $13.5 million last year, which included a $2.6 million charge. Excluding that charge, earnings rose 1%. Sales increased 12% to $132 million. The segment achieved strong earnings from the company’s advanced petroleum-refining catalysts and additives as well as from petrochemical catalyst markets. Results from polyolefin catalysts were down primarily due to timing of customer orders plus high plant start-up costs.

              Operating earnings from Appearance and Performance Technologies declined 19% to $15 million. Sales rose 4% to $166 million. The segment continued to be negatively impacted by lower volumes of mineral-based products to the paper market.

              Operating earnings from Materials Services were $3 million compared with $4 million a year ago. Sales were up 49% to $491 million. In spite of higher volumes and prices of platinum group metals, earnings were lower due to reduced margins from sourcing metals.

              Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-looking statements: This document contains forward-looking statements in management’s comments. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to page 25 of Engelhard’s 2003 Form 10-K, dated March 11, 2004.

ENGELHARD CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Thousands, except per share data) (Unaudited)

	Three Months Ended March 31,

	2004	2003

Net sales	$1,040,032	$830,439
Cost of sales	880,676	680,878

Gross profit	159,356	149,561
Selling, administrative and other expenses	94,849	92,169
Special credit, net	—	(19,780)

Operating earnings	64,507	77,172
Equity in earnings of affiliates	4,939	5,637
Interest expense, net	(4,906)	(5,557)

Earnings before income taxes	64,540	77,252
Income tax expense	14,199	18,317

Net earnings before cumulative effect of a
change in accounting principle, net of
tax	50,341	58,935
Cumulative effect of a change in
accounting principle, net of tax of
$1,390	—	(2,269)

Net earnings	$50,341	$56,666

Earnings per share - basic:
Earnings before cumulative effect of a
change in accounting principle	$0.41	$0.46
Cumulative effect of a change in
accounting principle, net of tax	—	(0.02)

Earnings per share - basic	$0.41	$0.44

Earnings per share - diluted:
Earnings before cumulative effect of a
change in accounting principle	$0.40	$0.46
Cumulative effect of a change in
accounting principle, net of tax	—	(0.02)

Earnings per share - diluted	$0.40	$0.44

Cash dividends paid per share	$0.11	$0.10

Average number of shares outstanding - basic	124,157	126,882

Average number of shares outstanding -
diluted	126,468	128,121

Actual number of shares outstanding at end of
period	123,995	126,941

Had compensation cost for Engelhard’s stock option plans been determined based on the fair value at grant date consistent with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” (assuming SFAS No. 123 was adopted on its effective date of October 1995), Engelhard would have reported net earnings and diluted earnings per share as follows:

	Three Months Ended March 31,

Pro forma information (in thousands, except per-share data)	2004	2003

Net earnings - as reported	$50,341	$56,666
Net earnings - pro forma	47,990	55,252
Diluted earnings per share - as reported	0.40	0.44
Diluted earnings per share - pro forma	0.38	0.43

ENGELHARD CORPORATION BUSINESS SEGMENT INFORMATION (Thousands) (Unaudited)

	Three Months Ended March 31,

	2004	2003		Change

Net Sales
Environmental Technologies	$238,437	$213,540		12%
Process Technologies	132,219	118,520		12%
Appearance and Performance
Technologies	166,293	159,196		4%

Technology segments	536,949	491,256		9%
Materials Services	491,099	328,957		49%
All other	11,984	10,226		17%

Total net sales	$1,040,032	$830,439		25%

Operating Earnings

Environmental Technologies	$36,989	$24,577	(A)	51%

Process Technologies	16,296	13,520	(B)	21%
Appearance and Performance
Technologies	15,051	18,583		-19%

Technology segments	68,336	56,680		21%
Materials Services	3,367	4,453		-24%
All other	(7,196)	16,039	(C)	-145%

Total operating earnings	64,507	77,172		-16%

Equity in earnings of affiliates	4,939	5,637		-12%

Interest expense, net	(4,906)	(5,557)		-12%

Earnings before income taxes	64,540	77,252		-16%
Income tax expense	14,199	18,317		-22%

Net earnings before cumulative
effect of a change in accounting
principle, net of tax	50,341	58,935		-15%
Cumulative effect of a change in
accounting principle, net of tax of
$1,390	—	(2,269)		—

Net earnings	$50,341	$56,666		-11%

(A) – Includes a restructuring charge of $5.3 million ($3.5 million after tax or $0.03 per share) in 2003.

(B) – Includes a restructuring charge of $2.6 million ($1.6 million after tax or $0.01 per share) in 2003.

(C) – Includes a royalty settlement gain of $28.4 million ($17.6 million after tax or $0.14 per share) and a Corporate restructuring charge of $0.8 million ($0.5 million after tax or less than $0.01 per share) in 2003.

ENGELHARD CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Thousands) (Unaudited)

	March 31, 2004	December 31, 2003

Cash	$50,838	$87,889
Receivables, net	430,746	400,043
Committed metal positions	379,654	350,163
Inventories	439,877	442,787
Other current assets	114,188	112,678

Total current assets	1,415,303	1,393,560
Investments	165,647	158,664
Property, plant and equipment, net	872,734	880,822
Goodwill	274,958	275,121
Other intangible and noncurrent assets	221,632	224,836

Total assets	$2,950,274	$2,933,003

Short-term borrowings	$45,696	$68,275
Accounts payable	278,848	296,979
Hedged metal obligations	348,893	295,821
Other current liabilities	276,717	286,940

Total current liabilities	950,154	948,015
Long-term debt	398,286	390,565
Other noncurrent liabilities	304,805	309,024
Shareholders’ equity	1,297,029	1,285,399

Total liabilities and shareholders’ equity	$2,950,274	$2,933,003

ENGELHARD CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Thousands) (Unaudited)

	Three Months Ended March 31,

	2004	2003

Cash flows from operating activities
Net earnings	$50,341	$56,666
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and depletion	31,016	31,202
Amortization of intangible assets	933	810
Equity results, net of dividends	(3,418)	(5,637)
Net change in assets and liabilities:
Materials Services related	(41,700)	(60,286)
All other	(23,173)	10,786

Net cash provided by operating activities	13,999	33,541

Cash flows from investing activities
Capital expenditures	(21,918)	(15,384)
Proceeds from investments	1,988	6,611
Acquisitions and other investments	—	—

Net cash used in investing activities	(19,930)	(8,773)

Cash flows from financing activities
(Decrease)/increase in short-term borrowings	(22,579)	27,501
Increase in hedged metal obligations	30,000	61,850
Proceeds/(repayment) of long-term debt	7,720	(111)
Purchase of treasury stock	(39,669)	(23,805)
Cash from exercise of stock options	7,264	2,635
Dividends paid	(13,670)	(12,734)

Net cash (used in)/provided by financing activities	(30,934)	55,336
Effect of exchange rate changes on cash	(186)	1,468

Net (decrease)/increase in cash	(37,051)	81,572
Cash at beginning of year	87,889	48,246

Cash at end of period	$50,838	$129,818